EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives $55.1 Million Order from Abu Dhabi Customs

Abu Dhabi Customs Will Utilize AS&E’s Full Range of Cargo Inspection Products for Integrated Border Security

BILLERICA, Mass. – July 2, 2008 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today that the Company has received a $55.1 million contract from Abu Dhabi Customs. The Customs Administration at Abu Dhabi, the largest emirate of the United Arab Emirates, purchased multiple OmniView™, Z Portal® and Z Backscatter Van™ (ZBV™) X-ray detection systems to scan cargo trucks, passenger vehicles, and containers at strategic border checkpoints.

“We are very pleased to receive this significant opportunity to work with the government of Abu Dhabi and the Custom Directorate of its Finance Department,” said Anthony Fabiano, President and CEO. “Abu Dhabi Customs will utilize AS&E’s full range of cargo inspection products to protect the emirate’s borders and citizens while facilitating trade and collecting revenues through effective customs operations as per the directorate strategic priorities. Each of AS&E’s proprietary cargo inspection solutions are uniquely designed to provide superior detection, while optimizing high-throughput and safety.”

Fabiano continued, “Our sales and marketing organization has made outstanding progress introducing our proprietary technologies globally and we are delighted to play such an important role in safeguarding Abu Dhabi’s ports and borders from smuggling, trade fraud, and terrorist threats.”

AS&E’s Solutions for Abu Dhabi Customs: The Patented Z Backscatter™ X-ray

The solutions purchased by Abu Dhabi Customs are each uniquely designed to provide superior detection, while maximizing safety and high-throughput. All leverage the Company’s patented Z Backscatter X-ray technology — a proprietary, industry-leading capability that reveals the threats that competitive systems miss, including explosives, plastic weapons, and drugs.

Z Backscatter technology produces photo-like images of the contents of a container or vehicle, highlighting organic materials. Based on the X-ray Compton Scattering effect, Z Backscatter technology works by detecting and highlighting “low Z” materials (items that contain low atomic number elements such as carbon, hydrogen, oxygen, and nitrogen). Z Backscatter images display organic materials by directing a sweeping beam of X-rays at the object under examination, and then measuring and plotting the intensity of scattered X-rays as a function of the beam position.

AS&E’s OmniView™ Gantry Cargo & Vehicle Inspection System: High Penetration into Dense Cargo

The OmniView Gantry System provides 6 MeV high-energy transmission inspection for high penetration into complex cargo and dense objects — up to 14 inches (350 mm) of steel — yet the system does not require an exterior building or heavy shielding. The OmniView Gantry System’s scanning platform operates by moving on rails past stationary vehicles and cargo. The system is bi-directional allowing for a high throughput of approximately 2 trucks per scan, 24 trucks per hour. Customers include NATO, U.S. Navy, and Port of Charleston as part of a U.S. Department of Justice-sponsored program.

AS&E’s Z Portal® Cargo & Vehicle Inspection System: High-Throughput, Drive-Through Inspection

The Z Portal system is a multi-view, drive-through inspection system capable of scanning cars, vans, trucks, and their cargo for concealed threats and contraband. Z Portal produces photo-like images, and highlights organic contraband, such as explosives, drugs, stowaways, and alcohol. With its compact design, the Z Portal system is ideal for high-traffic locations with space constraints and a high-throughput requirement. The Z Portal system is safe for drivers, operators, cargo, and the environment and can be configured with up to three Z Backscatter imaging modules to provide a left, right, and top-down view of the vehicles under examination. The relocatable screening system is available in two sizes — one for large trucks, buses, and cargo vehicles, and a smaller size for passenger vehicles. Customers include U.S. Department of Defense and NATO.

AS&E’s Z Backscatter Van™ (ZBV™):

The Most Maneuverable, Versatile Mobile X-ray Detection System on the Market

A breakthrough in X-ray detection technology, AS&E’s Z Backscatter Van is the Number One selling non-intrusive mobile inspection system on the market. ZBV is a low-cost, highly mobile screening system built into a commercially available delivery van. The ZBV allows for immediate deployment in response to security threats, and its high throughput capability facilitates rapid inspections. The system’s unique “drive-by” capability allows one or two operators to conduct X-ray imaging while the ZBV drives past suspect vehicles and objects.  For personnel safety in dangerous environments, a remote console is available for operating the system in stationary mode from a distance of up to 500 meters.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.) and Hong Kong Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc
978-440-8392	978-262-8713
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.